Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined financial statements of Dorchester Minerals, L.P. (the “Dorchester” or the “Partnership”) are presented to illustrate the estimated effects of the acquisition of H. Huffman & Co., A Limited Partnership, and The Buffalo Co., A Limited Partnership (together the “Acquired Entities”), as specified in the Contribution and Exchange Agreement, which closed on March 29, 2019 (the “Acquisition”).

The unaudited pro forma combined financial statements have been derived from the Partnership’s historical consolidated audited financial statements for the year ended December 31, 2018, the audited abbreviated combined statement of revenues and direct operating expenses for the year ended December 31, 2018 and the audited abbreviated combined statement of assets acquired and liabilities assumed prepared on the Partnership’s acquisition method basis of accounting as of the acquisition date of March 29, 2019.  The unaudited pro forma combined statements of operations for the year ended December 31, 2018 are presented as if the acquisition was completed as of January 1, 2018.  The unaudited pro forma combined balance sheet at December 31, 2018 gives effect to the acquisition as if it was completed on December 31, 2018.

The assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial statements are described in the accompanying notes, which should be read together with the pro forma combined financial statements.  The unaudited pro forma combined financial statements should be read together with the Partnership’s historical consolidated financial statements, which are included in the Partnership’s latest annual report on Form 10-K, and the abbreviated combined financial statements of the Acquired Entities presented in exhibit 99.1 to this Form 8-K/A.

The unaudited pro forma combined financial statements are presented for illustrative purposes only, in accordance with Article 11 of Regulation S-X. The pro forma financial information presented gives effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the pro forma statement of operations, expected to have a continuing impact. The pro forma financial information is not necessarily indicative of the results of operations that would have been realized had the acquisition actually been completed on the dates indicated, nor are they indicative of the Partnership’s future financial position or operating results.

Dorchester Minerals, L.P.

(A Delaware Limited Partnership)

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2018

(Dollars in thousands, except share data)

	Dorchester Minerals, L.P.	H.Huffman & Co., L.P. and The Buffalo Co., L.P.
	Historical	Acquisition Basis	Pro Forma Adjustments	Note 3	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$18,285	$1,169	$-		$19,454
Trade and other receivables	6,635	1,127	(291)	(a)	7,471
Net Profits interests receivable – related party	5,198	-	-		5,198
Other current assets	-	90	(90)	(a)	-
Total current assets	30,118	2,386	(381)		32,123

Property and leasehold improvements:
Oil and natural gas properties	363,205	41,603	1,303	(b),(c)	406,111
Accumulated full cost depletion	(306,335)	-	-		(306,335)
Total	56,870	41,603	1,303		99,776

Leasehold improvements	1,614	-	-		1,614
Accumulated amortization	(679)	-	-		(679)
Total	935	-	-		935

Operating lease right-of-use asset	-	261	(261)	(a)	-
Investments in partnerships and other companies	-	1,088	(1,088)	(a)	-

Total assets	$87,923	$45,338	$(427)		$132,834

See accompanying notes to the unaudited pro forma combined financial statements.

Dorchester Minerals, L.P.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2018

(Dollars in thousands, except share data)

	Dorchester Minerals, L.P.	H.Huffman & Co., L.P. and The Buffalo Co., L.P.
	Historical	Acquisition Basis	Pro Forma Adjustments	Note 3	Pro Forma Combined
Liabilities and partnership capital
Current liabilities:
Accounts payable and other current liabilities	$421	$268	$819	(a),(c)	$1,508
Operating lease liability, current	-	118	(118)	(a)	-
Current portion of deferred rent incentive	65	-	-		65
Total current liabilities	486	386	701		1,573
Asset retirement obligations	-	985	(985)	(a)	-
Operating lease liability	-	143	(143)	(a)	-
Deferred rent incentive less current portion	790	-	-		790
Total liabilities	1,276	1,514	(427)		2,363

Commitments and contingencies
Partnership Capital:
Acquired Entities’ capital		43,824	(43,824)	(d)	-
General Partner	1,826	-	-		1,826
Unitholders	84,821	-	43,824	(e)	128,645
Total partnership capital	86,647	43,824	-		130,471
Total liabilities and partnership capital	$87,923	$45,338	$(427)		$132,834

See accompanying notes to the unaudited pro forma combined financial statements.

Dorchester Minerals, L.P.

Unaudited Pro Forma Combined Statements of Operations

For the year ended December 31, 2018

(Dollard in thousands, except share data)

	Dorchester Minerals, L.P.	H.Huffman & Co., L.P. and The Buffalo Co., L.P.
	Historical	Historical Basis	Pro Forma Adjustments	Note 3	Pro Forma Combined
Operating Revenue
Oil and natural gas revenues:
Oil and natural gas sales	$-	$8,729	$(8,729)	(f),(g)	$-
Royalties	54,898	-	6,343	(g)	61,241
Net profits interest	7,447	-	533	(f)	7,980
Lease bonus	9,298	150			9,448
Other	1,635	-			1,635
Total operating revenues	73,278	8,879	(1,853)		80,304

Cost and expenses
Operating expenses:
Production taxes	2,749	559	(112)	(f)	3,196
Operating expenses	2,762	1,709	(1,441)	(f)	3,030
Depreciation, depletion and amortization	8,947	-	4,165	(h)	13,112
General and administrative expense	4,913	-			4,913
Total costs and expenses	19,371	2,268	2,612		24,251

Net income	$53,907	$6,611	$(4,465)		$56,053

Allocation of net income
General partner	$1,966	$-	$-		$2,046
Unitholders	$51,941	$-	$-		$54,007
Net income per common unit (basic and diluted)	$1.61	$-	$-		$1.56
Weighted average basis and diluted common units outstanding (000’s)	32,280	-	2,400	(i)	34,680

See accompanying notes to the unaudited pro forma combined financial statements.

Dorchester Minerals, L.P.

Notes to the Unaudited Pro Forma Combined Financial Statements

1. Description of Transaction

On March 29, 2019, Dorchester Minerals, L.P. (the “Partnership”) entered into a Contribution and Exchange Agreement with H. Huffman & Co., A Limited Partnership (“HHC”), The Buffalo Co., A Limited Partnership (“TBC” and together with HHC, the “Acquired Entities”), Huffman Oil Co., L.L.C., an Oklahoma limited liability company (“HOC”), and the equity holders of the Acquired Entities (the “Contributors”), the terms and conditions of which provide for (a) HHC to contribute and convey to the Partnership (i) a 96.97% net profits interest in certain working interests in various oil and gas properties owned by HHC (the “HHC Working Interests”) and (ii) all of the minerals and royalty interests held by HHC in exchange for 1,968,000 common units representing limited partner interests in the Partnership (“Common Units”) and (b) TBC to contribute and convey to the Partnership all of the minerals and royalty interests held by TBC in exchange for 432,000 Common Units (the transactions described in the foregoing clauses (a) and (b) referred to herein as the “Contribution and Exchange” and the Contribution and Exchange Agreement referred to herein, as amended, as the “Contribution and Exchange Agreement”).

2. Basis of presentation

The unaudited pro forma combined financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations of the combined companies after giving effect to the Acquisition.

3. Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial information:

(a)

To remove assets and liabilities not retained by the Partnership in the Acquisition, including amounts associated with working interests owned by HHC in which the Partnership retained a net profits interest.

(b)	Record the purchase of properties adjusted for assets and liabilities assumed.

(c)	Represents estimated transaction costs of $1.3 million.

(d)	Elimination of Acquired Entities’ capital.

(e)	2,400,000 common units at the closing price on March 29, 2019 of $18.26 per unit.

(f)	To reflect estimated net profits interests in the historical working interest revenues and direct operating expenses of HHC.

(g)	Reclassification of royalty revenues.

(h)	Increased depletion associated with the properties acquired for the period indicated.

(i)	Common units issued in the transaction.